FORBEARANCE AND AMENDMENT AGREEMENT


                                      AMONG


                        PHYSICIAN COMPUTER NETWORK, INC.,


                         THE SUBSIDIARIES PARTY HERETO,



                   FLEET BANK, N.A., AS ADMINISTRATIVE AGENT,


                                       AND


                            THE LENDERS PARTY HERETO










                           DATED AS OF APRIL 22, 1998





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                       FORBEARANCE AND AMENDMENT AGREEMENT


         FORBEARANCE AND AMENDMENT AGREEMENT, dated as of April 22, 1998, among PHYSICIAN COMPUTER NETWORK, INC., a New Jersey corporation (the "Borrower"), the several subsidiaries of the Borrower which are parties hereto (the "Subsidiaries"), the several banks and other financial institutions or entities which are parties hereto (the "Required Lenders"), and FLEET BANK, N.A., as Administrative Agent (in such capacity, the "Administrative Agent").

                                R E C I T A L S:

         I. The Administrative Agent, Lehman Brothers Commercial Paper, Inc., as arranger and as a Lender, the several banks and other financial institutions parties thereto (the "Lenders"), and the Borrower entered into a Credit Agreement, dated as of September 10, 1997 (the "Credit Agreement").

         II. The Administrative Agent, the Lenders, the Borrower and certain Subsidiaries of the Borrower (the "Guarantors") also entered into a Guarantee and Collateral Agreement, dated as of September 10, 1997 (the "Guarantee and Collateral Agreement").

         III. On March 3, 1998, the Borrower issued a Securities and Exchange Commission Form 8-K and a press release pursuant to which the Borrower disclosed the existence of certain accounting matters.

         IV. On April 2, 1998, the Borrower issued another press release disclosing, among other things, additional accounting matters and announcing that the Borrower's auditors had withdrawn their opinion with respect to the Borrower's 1996 financial statements. A description of the nature of the disclosures, facts and events described in Recitals III and IV is set forth in Exhibit A annexed hereto and the disclosures, facts and events described in Exhibit A are collectively referred to herein as the "Accounting Matters."

         V. The Accounting Matters have resulted in one or more Events of Default under the Credit Agreement (the "Specified Events of Default").



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         VI. As a result of the  occurrence of the Specified  Events of Default, the Borrower and the Guarantors have requested that the Administrative Agent and the other Lenders agree to forbear from pursuing their remedies under, and to amend certain SECTIONS of, the Credit Agreement.

         VII. The Administrative Agent and the Required Lenders have advised the Borrower that they are willing to agree to the Borrower's and the Guarantors' request on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION I.        DEFINITIONS AND REFERENCES.


         A.       OTHER DEFINITIONS:

         Any capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.

         B.       SPECIFIC DEFINITIONS:

         As used herein and in the Credit Agreement, the following terms shall have the following meanings:

         "ACCEPTABLE AUDITED 1997 FINANCIAL STATEMENTS shall mean financial statements of the Borrower and its Subsidiaries for the fiscal year ending December 31, 1997, certified by the Auditors, without a "going concern" qualification.

         "ADDITIONAL LOAN DOCUMENTS" means all of the documents executed and delivered to the Administrative Agent pursuant to SECTION 4 hereof.

         "AGENT'S FEE" means the fee payable to the  Administrative  Agent under
SECTION 4(d) hereof.

         "AMI" means Alvarez & Marsal, Inc.

         "AMI INDEMNIFICATION AGREEMENT" means the agreement between the Borrower and AMI and Evans pursuant to which, inter alia, the Borrower agrees to indemnify and hold AMI and Evans harmless from certain losses, claims and causes of action.


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         "AMI INTERCREDITOR  AGREEMENT" means the Intercreditor  Agreement among
AMI, Evans and the Administrative Agent, in form and substance satisfactory to the Administrative Agent and the Required Lenders, which, among other things,
(a) will provide that the security interests granted to AMI are unconditionally, completely and irrevocably subordinate, in all respects, to the security interests granted to the Lenders (b) will prohibit AMI and Evans from enforcing
any   obligations   of  the  Borrower  and  the   Subsidiaries   under  the  AMI
Indemnification Agreement against any and all Property of the Borrower and the Subsidiaries which is Collateral subject to the Liens and security interests held by the Administrative Agent and the Lenders and which will prohibit AMI and Evans from enforcing their subordinate security interests, until the obligations of the Borrower to the Lenders have been paid in full, (c) will allow the Lenders to pursue their remedies upon the occurrence of a Termination Event, without the vote, consent or approval of AMI and Evans and AMI and Evans will agree not to object to the Lenders' pursuing such remedies, (d) will confirm that the Administrative Agent shall have no duty to protect the Collateral or otherwise have any responsibility to AMI and Evans and AMI and Evans shall hold the Administrative Agent and the Lenders harmless from and against any liability in connection with the Collateral, (e) will require AMI to release collateral as necessary for the sale of the Disposition Assets or any other Property without consideration to AMI or Evans therefor and (f) will require AMI to acknowledge the sharing of the proceeds of the Disposition Assets between the Borrower and the Lenders.

         "APPROVED CASH FLOW PROJECTIONS" means (i) the cash flow projections for the Borrower and its Subsidiaries, on a consolidated basis, for the period from April 1, 1998 through March 31, 1999, a copy of which is annexed hereto as Exhibit B and (ii) any supplemental cash flow projections submitted by the Borrower, which, in accordance with SECTION 2.3(b)(vii) of the Credit Agreement, must be approved by an executive officer of the Borrower and by AMI (or, if applicable, a replacement crisis manager) and must be reasonably satisfactory to the Administrative Agent, the Required Lenders and their professionals.

         "AUDITORS" means KPMG Peat Marwick or another firm of certified public accountants reasonably acceptable to the Administrative Agent and the Lenders.



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         "BUSINESS COMBINATION" has the meaning set forth in
SECTION 2.3(g)(ii) of the Credit Agreement.

         "CUMULATIVE PREFERRED STOCK" means the cumulative preferred stock issued by the Borrower to the Third Party Contributor pursuant to the Stock Purchase Agreement.

         "DISPOSITION ASSETS" means (i) the "Commercial Business" as defined in the Credit Agreement, (ii) the assets or stock of Integrated Health Systems, Inc., a Subsidiary of the Borrower engaged in the business of providing information systems and software products to hospitals, clinics or the like and
(iii) the real property located in Mead, Washington which is owned by the Borrower's Subsidiary, Wismer Martin Corp., subject, in each instance, to an agreement between the Administrative Agent, the Required Lenders and the Borrower with respect to the specific assets which comprise the "Disposition Assets," as required under SECTION 7.5(g)(ii) of the Credit Agreement.

         "EVANS" means Carter Evans.

         "EXTENSION FEES" means the fees payable to the Lenders by the Borrower under SECTIONS 2.3(b)(iv) and 2.3(c) of the Credit Agreement.

         "FINANCIAL STATEMENT ISSUANCE DATE" means the date on which Acceptable Audited Financial Statements are issued by the Auditors.

         "FORBEARANCE EFFECTIVE DATE" means the date on which this Agreement is executed and all of the payments and documents listed in SECTION 4 hereof have been received by the Administrative Agent.

         "FORBEARANCE PERIOD" means the period from the date hereof to the Maturity Date, as the Maturity Date may be extended pursuant to SECTIONS 2.3(b) and 2.3(f) of the Credit Agreement.

         "MATURITY DATE" means September 30, 1998, as such date may be extended pursuant to SECTIONS 2.3(b) and 2.3(f) of the Credit Agreement.

         "PICOWER" means Jeffry M. Picower.

         "PICOWER AGREEMENT" means the agreement among Picower, individually and on behalf of all Related Parties, the Third Party Contributor and the Administrative Agent, in form and


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substance  satisfactory to the  Administrative  Agent and the Required  Lenders,
pursuant to which Picower, the Related Parties and the Third Party Contributor will, among other things, (a) agree not to join in any Chapter 7 or 11 petition against the Borrower or any of its Subsidiaries, (b) agree not to provide a debtor-in-possession loan facility or any loan facility that will seek priority on a basis other than subordinate to the security interests or claims of the Lenders, (c) agree to allow the Lenders to pursue their remedies upon the occurrence of a Termination Event, without the vote, consent or approval of Picower, the Third Party Contributor and all other Related Parties and Picower, the Third Party Contributor and all other Related Parties will agree not to object to the Lenders pursuing such remedies and (d) confirm that the Administrative Agent shall have no duty to Picower, the Third Party Contributor and all other Related Parties and VIS-A-VIS the Collateral and (e) Picower, the
Third  Party   Contributor   and  all  other  Related  Parties  shall  hold  the
Administrative Agent and the Lenders harmless from and against any liability in connection with the Collateral.

         "PICOWER GUARANTEE" means the unconditional guarantee of payment to be issued by Picower (in form and substance satisfactory to the Lenders) limited to $2,000,000, which shall provide, among other things, that (a) the Lenders may not realize on the guarantee until the earlier of the Maturity Date, the acceleration of the Loans or a Business Combination and (b) the guarantee shall not be reduced on account of any payments or reductions of the Loans.

         "RESTRUCTURE FEE" has the meaning set forth in SECTION
4(c) hereof.

         "REVISED MATERIAL ADVERSE EFFECT" means an event, circumstance or both shall exist or shall have occurred which, after the date hereof, has or will have a material adverse effect on the continuing operations and business of the Borrower and its Subsidiaries (taken as a whole) as such operations and business are reflected in the Approved Cash Flow Projections, in each such case, after taking into account each event or circumstance which is currently known by the Lenders to have arisen on or before the date hereof, provided that (a) the subsequent identification of events, circumstances or both which arise on or before the date hereof, but which are not currently known to the Lenders, shall



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not, in and of itself, be deemed to constitute a Revised Material Adverse Effect unless such events, circumstances or both have or will have a Revised Material Adverse Effect from and after the date hereof, and (b) the failure to sell the Disposition Assets by any particular date shall not, in and of itself, be a Revised Material Adverse Effect; provided, however, such failure, when combined with other event(s) and circumstance(s) may nonetheless be deemed to constitute a Revised Material Adverse Effect.

         "STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement, dated April 1, 1998, between the Borrower and the Third Party Contributor.

         "THIRD PARTY CONTRIBUTION" means the equity investment in the amount of $11,000,000 made by JA Special Limited Partnership, a Related Party of Picower, pursuant to the Stock Purchase Agreement and, pursuant to which Stock Purchaser Agreement, the Borrower has issued to the Third Party Contributor non-redeemable cumulative preferred stock (a) having a liquidation preference of $11,000,000 and (b) accruing cumulative dividends at a rate increasing from 15% to 18% over the next four years.

         "THIRD PARTY CONTRIBUTOR" means JA Special Limited Partnership, the Related Party of Picower, which purchased the Cumulative Preferred Stock.

         "VAR" means a value added reseller that is a party to an Independent Reseller Agreement with the Borrower or one of its Subsidiaries.

         C.       REFERENCES TO CREDIT AGREEMENT AND CERTAIN DEFINED
TERMS.


         From and after the Forbearance Effective Date (a) all references herein and in any other Loan Document to the "Credit Agreement" shall be deemed to be a reference to the Credit Agreement as amended pursuant to this Agreement, (b) all references in the Credit Agreement, the Loan Documents or the Additional Loan Documents to the term "Revolving Credit Termination Date" shall be deemed to be a reference to the term "Maturity Date", and (c) all references to the term "Notes" in this Agreement, the Credit Agreement, the Loan Documents and the Additional Loan Documents shall be deemed to be a reference to the amended and restated notes delivered to the Lenders pursuant to this Agreement.



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SECTION II.       ACKNOWLEDGMENTS.

         A.       ACKNOWLEDGMENT OF DEBT.

         (a) The Borrower hereby acknowledges, confirms and declares that, as of the date hereof and after giving effect to the principal payment required under
SECTION 4(b) hereof, the outstanding principal balance of the Loans is $16,500,000 and such principal amount and all other amounts due to the Lenders under the Credit Agreement are unconditionally owed to the Lenders without any setoff, deduction, counterclaim, or defense of any kind or nature to the payment thereof.

         (b) Each of the Guarantors hereby acknowledges, confirms and declares that the amounts owed by the Borrower to the Lenders and described in SECTION 2.1(a) hereof are owed by each of the Guarantors to the Lenders in accordance with the terms of the Guarantee and Collateral Agreement without any setoff, deduction, counterclaim or defense of any kind or nature to the payment thereof.

         B.       ACKNOWLEDGMENT OF RECITALS AND DEFAULTS.

         (a) The Borrower and each of the Guarantors acknowledges that the Recitals are true and correct in all material respects.

         (b) The Borrower and each of the Guarantors acknowledges the disclosure of the Accounting Matters and agrees that the disclosure of the Accounting Matters and the results and the effects thereof constitute and, notwithstanding the execution of this Agreement, will continue to constitute one or more Events of Default under the Credit Agreement.

         C.       ACKNOWLEDGMENT OF TERMINATION OF COMMITMENTS.

         (a) The Borrower acknowledges and agrees that, as a result of and as of the occurrence of the Specified Events of Default, the Revolving Credit Commitments contained in SECTION 2.1 of the Credit Agreement and the L/C Commitment contained in SECTION 3.1 of the Credit Agreement were and remain irrevocably terminated.

         (b) The Borrower acknowledges and agrees that (i) upon the Lenders' receipt of any payment of principal from and after

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the date hereof,  the Revolving Credit  Commitments shall be further reduced and irrevocably terminated by the amount of principal repaid and (ii) the Borrower shall not have any right to borrow and the Lenders shall not have any obligation to re-lend any amount repaid.

         D.       ACKNOWLEDGMENT OF RESERVATION OF RIGHTS.

         The Borrower and the Guarantors acknowledge and agree that nothing contained in this Agreement is or shall be deemed to be (a) a waiver by the Administrative Agent or any of the Lenders of any of the Specified Events of Default or (b) a release or waiver by the Administrative Agent or any of the Lenders of any claim, right, or cause of action arising out of, relating to or in connection with the Accounting Matters or the Specified Events of Default, all of which are hereby reserved by the Administrative Agent and the Lenders.

         E.       ACKNOWLEDGMENT OF ADVICE OF COUNSEL AND OTHER
MATTERS.

         The Borrower and the Guarantors hereby acknowledge that:

         (a) they have been advised by counsel in the negotiation, execution and delivery of this Agreement and the Additional Loan Documents;

         (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or the Guarantors arising out of or in connection with this Agreement or any of the Additional Loan Documents, and the relationship between the Administrative Agent and Lenders, on one hand, and the Borrower and its Subsidiaries, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

         (c) no joint venture is created by this Agreement or by the Additional Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and its Subsidiaries and the Lenders.

SECTION III.      REPRESENTATIONS AND WARRANTIES.

         To induce the Administrative Agent and the Required Lenders to enter into this Agreement, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:


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         A.       CORPORATE EXISTENCE; COMPLIANCE WITH LAW.

         Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

         B.       CORPORATE POWER; AUTHORIZATION: ENFORCEABLE
OBLIGATIONS.

         Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement and the Additional Loan Documents. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the Additional Loan Documents. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the Additional Loan Documents. This Agreement and the Additional Loan Documents have been duly executed and delivered on behalf of each Loan Party thereto. This Agreement and the Additional Loan Documents constitute, and each other Additional Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         C.       NO LEGAL BAR.

         The execution, delivery and performance of this Agreement and the Additional Loan Documents, will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).

         D.       NO MATERIAL LITIGATION.

         No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries with respect to this Agreement or any of the transactions contemplated hereby.

         E.       USE OF PROCEEDS.

         The Borrower will use $6,000,000 of the proceeds of the Third Party Contribution to reduce the principal balance of the Loans by $6,000,000 and will use the balance thereof exclusively for working capital and general corporate purposes of the Borrower and the Subsidiaries.

         F.       ACCURACY OF INFORMATION, ETC.

         (a) No statement or information contained in this Agreement or other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement, contained as of the date any such statement, information, document or certificate was so furnished any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading.

         (b) The Approved Cash Flow Projections are based upon good faith estimates and assumptions believed by the senior management of the Borrower to be reasonable at the time made.

         G.       SUBSIDIARIES.

         The Subsidiaries of the Borrower listed in Exhibit C annexed hereto are all of the active Subsidiaries of the Borrower in existence as of the date of this Agreement and the Subsidiaries of the Borrower listed in Exhibit D are inactive and do not own any Property.

         H.       DISCLOSURE.

         (a) The Borrower has disclosed to the Administrative Agent and to the Lenders the nature of all of the material events known to it which were or are reported, accounted for or disclosed in a manner inconsistent with GAAP.

         (b) The Borrower has no knowledge of any Events of Default under (i) SECTIONS 8(a) of the Credit Agreement, (ii)


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SECTION 8(c) of the Credit  Agreement (in respect of SECTIONS  6.4(a),  SECTIONS
7.2 THROUGH 7.15 of the Credit Agreement and SECTION 5 of the Guarantee and Collateral Agreement) and (iii) SECTIONS 8(e) THROUGH (l) of the Credit
Agreement,  except  (1) the  Specified  Events of  Default  (2) with  respect to
SECTION 7.3 of the Credit Agreement, Liens which are permitted under SECTION 7.3, as amended by the Forbearance Agreement and (3) with respect to SECTION 7.4, changes made in the method of conducting business to address the Accounting Matters.

         I.       CREDIT AGREEMENT REPRESENTATIONS.

         The representations and warranties contained in SECTIONS 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17, 4.19, 4.20 and 4.21 of the Credit
Agreement and in SECTION 4 of the Guarantee and Collateral Agreement are true and correct in all material respects as of the date of this Agreement, except that with respect to the representations and warranties in SECTION 4.15 of the Credit Agreement, Solion Corp. is also, as of the date hereof, a Subsidiary of the Borrower.

SECTION IV.       CLOSING DOCUMENTS

         This Agreement shall become effective and binding upon the Lenders upon the Administrative Agent's receipt of the following (which, in the case of documents, agreements, certificates and opinions, must be satisfactory in form and substance to the Administrative Agent and its counsel):

         (a) THIRD PARTY CONTRIBUTION. Confirmation that (i) the Third Party Contribution has closed on the terms as set forth in the definition thereof,
(ii) the proceeds of the Third Party Contribution have been received by the Borrower and (iii) $6,000,000 of the proceeds thereof are being used by the Borrower to make the principal payment required under SECTION 4(b) hereof and
(iv) (1) an amendment (subject to adoption by the Board of Directors of the Borrower) of SECTION 7 of Article Third of the Company's Restated Certificate of Incorporation which provides that such SECTION 7 is subject to the restrictions and prohibitions set forth in the Credit Agreement, INTER ALIA, against the payment of dividends on and redemption of the Cumulative Preferred Stock and (2) the Borrower and the Third Party Contributor have entered into an agreement pursuant to which the Third Party Contributor for itself and its successors



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and assigns  acknowledges that such SECTION 7 is subject to the restrictions and prohibitions set forth in the Credit Agreement, INTER ALIA, against the payment of dividends on and redemption of the Cumulative Preferred Stock and agrees not to sell the Cumulative Preferred Stock until such amendment has been approved.

         (b) PRINCIPAL PAYMENT. $6,000,000, by wire transfer of immediately available funds, which shall be applied by the Lenders as a payment in reduction of the principal balance of each Lender's Loan.

         (c) Restructure Fee. $330,000, by wire transfer of immediately available funds, which shall be paid to the Lenders as a fee for entering into this Agreement (the "Restructure
Fee").

         (d) AGENT'S FEE. $50,000, by wire transfer of immediately available funds, which shall be retained by the Administrative Agent as a fee for its services as Administrative
Agent (the "Agent's Fee").

         (e) COMMITMENT FEES. $59,696.18, by wire transfer of immediately available funds, representing accrued and unpaid
Commitment Fees due under the Credit Agreement for the period to March 15, 1998.

         (f) NOTES. The Administrative Agent shall have received amended and restated notes in the form of Exhibit E annexed hereto, one each payable to the order of each of the Lenders in an amount equal to the outstanding principal balance of each Lender's Loans.

         (g) PICOWER GUARANTEE. The Picower Guarantee, duly executed by Picower.

         (h) PICOWER AGREEMENT. The Picower Agreement, duly executed by Picower.

         (i) PICOWER FINANCIAL INFORMATION. Financial information of Picower reasonably satisfactory to the Administrative Agent.

         (j)      LEGAL OPINIONS.  Legal opinions of

                  (i) Gordon Altman Butowsky Weitzen Shalov and Wein, counsel to the Borrower and its Subsidiaries.



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                  (ii) local counsel in New Jersey and of such other special and local counsel as may be required by the Administrative Agent.

             (iii)Gordon, Altman, Butowsky, Weitzen, Shalov and
Wein, counsel to Picower.

                  (iv) Gordon, Altman, Butowsky, Weitzen, Shalov and Wein, counsel to the Third Party Contributor.

         (k)      Intentionally deleted.

         (l) LOCK BOX AGREEMENT. A Lock-Box Agreement between the Borrower and its Subsidiaries and the Administrative Agent, duly executed by the Borrower and its Subsidiaries.

         (m) Secretary's Certificate. A certificate of the Secretary of the Borrower and its Subsidiaries certifying (i) that attached thereto are true and complete copies of the resolutions, adopted by the Board of Directors of the
Borrower and its Subsidiaries and all other necessary corporate action evidencing approval of the transactions contemplated by this Agreement and (ii) as to the incumbency and specimen signature of each officer of the Borrower and its Subsidiaries executing the Agreement.

         (n) HEALTHPOINT AGREEMENT AND CONFIRMATION. (1) a copy of the HealthPoint Agreement certified by an officer of the Company to be true and complete and (2) confirmation from Glaxo Wellcome, Inc. or Intelligent Medical Systems, Inc. or from the Borrower's outside counsel that the obligations of PCN HP Venture to make the capital contribution of $550,000 due under the HealthPoint Agreement for the current year has been extended and may be made in monthly installments of $150,000.00.

         (o)      CORPORATE AND PARTNERSHIP DOCUMENTS OF THE THIRD
PARTY CONTRIBUTOR.

                  (1) A certificate of the general partner of the Third Party Contributor (the "General Partner") certifying that attached thereto is a true and complete copy of the agreement of limited partnership of the Third Party Contributor.

                  (2)      A certificate of the secretary of the General

Partner certifying (i) that attached thereto are true and complete copies of the resolution of the Board of Directors of the General Partner and all other necessary corporate action evidencing approval of the transactions contemplated by the Third Party Contributor Agreement and (ii) as to the incumbency and specimen signature of each officer of the General Partner executing the Third Party Contributor Agreement.

         (p)      Intentionally deleted.

         (q) LITIGATION. A schedule of any legal actions commenced against the Borrower and any of its Subsidiaries since March 1, 1998, a copy of the complaints in such actions and a copy of the answers or responses, if any, filed by the Borrower and its Subsidiaries in response to such complaints.

         (r) GUARANTEES. A schedule of any guarantee obligations of the Borrower and any of the Subsidiaries outstanding as of April 15, 1998, other than the guarantee obligations in favor of the Administrative Agent and the Lenders.

         (s) PROFESSIONAL FEES. Payment of the fees and expenses of Emmet, Marvin & Martin, LLP and Ernst & Young, LLP, the fees and expenses of counsel to each of the Lenders and the fees and expenses of in-house counsel of the Administrative Agent and the Lenders.

SECTION V.        AMENDMENTS OF THE CREDIT AGREEMENT

         A.       AMENDMENTS - EXISTING SECTIONS

         1.       AMENDMENT OF SECTION 2.3.

         SECTION 2.3 of the Credit Agreement is amended by deleting the text thereof in its entirety and substituting therefor the following:

         "2.3     REPAYMENT OF LOANS; MATURITY DATE; EXTENSION OPTIONS
AND EXTENSION FEES.

         (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Lender the then unpaid principal amount of the Loan of such Lender on September 30, 1998 (the "Maturity Date") (or such earlier date on which the Loans become due and payable under
SECTION 7 hereof). The Borrower further agrees to pay interest on the unpaid principal balance of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in SECTION 2.9.

         (b) The Borrower may elect to extend the Maturity Date from September 30, 1998 to December 31, 1998 provided, on or before 11:00 A.M. Eastern Time on September 30, 1998;

                  (i) the Administrative Agent shall have received written notice from the Borrower of its election to extend the Maturity Date,

                  (ii)     no Termination Event shall have occurred,

             (iii)the outstanding principal balance of the Loans shall have been reduced by at least $11,250,000 (inclusive of the payment of $6,000,000 required under SECTION 4(b) of the Forbearance Agreement),

                  (iv) the Administrative Agent shall have received for the account of the Lenders an extension fee of $1,000,000,

         (c) If the Borrower has extended the Maturity Date from September 30, 1998 to December 31, 1998, in accordance with SECTION 2.3(b) hereof, then the Lenders shall earn, and the Borrower shall pay, the following additional extension fees on the following dates:



Amount            Dates Fees                         Dates Earned
of Fees           Are Earned                         Fees are Payable
-------           ----------                         ----------------
$500,000          October 1, 1998:                   October 30, 1998

$500,000          November 1, 1998                   November 30, 1998

$500,000          December 1, 1998                   December 31, 1998


         (d) In the event the Borrower pays the Loans in full after any of the Extension Fees are earned but prior to the date on which the Extension Fees set forth in SECTION 2.3(c) are payable, the Borrower shall pay to the Lenders, at the time the Loans are repaid, the entire amount of the Extension Fees which have been earned by the day on which the Loans are repaid.

         (e) All Extension Fees paid by the Borrower pursuant to SECTIONS 2.3(b) and 2.3(c) shall be retained by the Lenders as fees and not as payments of interest, principal or expenses on the Loans.

         (f) If the Borrower has extended the Maturity Date from September 30, 1998 to December 31, 1998 in accordance with SECTION 2.3(b) hereof, the Borrower thereafter may elect further to extend the Maturity Date of the Loans from December 31, 1998 to the earlier of (1) May 31, 1999 or (2) one year and one day after the Financial Statements Issuance Date, provided on or before 11:00 A.M. Eastern Time on September 30, 1998 (in the case of SUBSECTION (i) and (iii); on or before the earlier of 30 days from the delivery of the document described in SUB-SECTION (i) or October 31, 1998 (in the case of SUB-SECTION (ii)); and on or before 11:00 A.M. Eastern Time on December 30, 1998 (in the case of SUBSECTIONS
(iv), (v) and (vi)):

                  (i) the Administrative Agent shall have received from the Auditors written confirmation that they will issue Acceptable Audited 1997 Financial Statements if the Lenders extend the Maturity Date to the date specified in
         SECTION 2.3(f),

                  (ii) the Borrower shall have received and delivered to the Administrative Agent the Acceptable Audited 1997 Financial Statements, and

             (iii)the Administrative Agent shall have received supplemental cash flow projections through the period ending May 31, 1999, which supplemental projections shall have been approved by an executive officer of the Borrower and by AMI (or a replacement crisis manager, if applicable) and such supplemental cash flow projections are reasonably satisfactory to the Administrative Agent, the Lenders and their professionals.

                  (iv) all of the conditions to the extension of the Maturity Date under SECTION 2.3(b) shall have been satisfied in the time required by such SECTION,

                  (v) the Administrative Agent shall have received written notice from the Borrower of its election to extend the Maturity Date,

                  (vi)     no Termination Event shall have occurred.

         (g) (i) If the Borrower shall have extended the Maturity Date of the Loans to the earlier of May 31, 1999 or a year and a day after the Financial Statement Issuance Date pursuant to SECTION 2.3(f) hereof then, in addition to any other payments which the Borrower is required to make to the Lenders, the Borrower shall make the following principal payments on the following dates:


                  Amount           Date
                  ------           ----
                  $500,000         January 1, 1999
                  $500,000         February 1, 1999
                  $500,000         March 1, 1999
                  $500,000         April 1, 1999
                  $500,000         May 1, 1999

                  (ii) Upon a sale of all or substantially all of the assets of the Borrower, the sale of all or substantially all of the shares of Common Stock of the Borrower, or a merger, consolidation or other similar transaction involving the Borrower (a "Business Combination") the entire principal balance of the Loans and all other amounts due under the Credit Agreement (including without limitation, any Extension Fees that have been earned) shall be immediately due and payable.

         (h) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

         (i) The Administrative Agent shall maintain the Register pursuant to SECTION 10.6(e), and a subaccount therein for each Lender, in which shall be recorded (1) the amount of each Loan made hereunder and any Note evidencing such Loan, (2) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (3) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

         (j) The entries made in the Register and the accounts of each Lender maintained pursuant to SECTION 2.3(h) shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations of the Borrower therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

         (k) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Revolving Credit Loans of such Lender, substantially in the form of Exhibit E to the Forbearance Agreement, with appropriate insertions as to date and principal amount."

         2.       AMENDMENT OF SECTION 2.9

         SECTION 2.9 of the Credit Agreement is amended by deleting the text thereof in its entirety and substituting therefor the following:

                  "2.9     Interest Rates and Payment Dates.  (a) On the
Forbearance Effective Date, all outstanding Loans shall be deemed to be Base Rate Loans.

         (b) All Base Rate Loans shall bear interest at the following rates for the following periods:

For the period from the Forbearance
Effective Date to and including              The Reference Lender's
September 30, 1998:                          Base Rate plus 2% per annum.


If the Maturity Date has been extended
from September 30, 1998 to December 31,
1998 in accordance  with SECTION 2.3(b),     The Reference  Lender's
for the period from October 1, 1998 to       Base Rate plus 5% per
and  including  December 31, 1998:           annum.


If the Maturity  Date has been extended
from December 31, 1998 to the earlier of
May 31,  1999 or one year and one day after
the  Financial  Statement  Issuance Date,
in accordance with SECTION 2.3(f), for
the period from January 1, 1999 to the       The Reference Lender's
earlier of such dates (and thereafter        Base Rate plus 7.5%
until the Loans are paid in full):           per annum.

         (c) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans (whether or not overdue) shall bear interest at a rate per annum which is equal to the rate that would otherwise be applicable thereto (whether or not the Maturity Date has been extended) pursuant to the foregoing provisions of this SECTION 2.9 PLUS 2%, from the date of such non-payment until such amount is paid in full (both before and after as the entry of any judgment).

         (d) Interest on all of the Base Rate Loans shall be payable in arrears on the first day of each month."

         3.       AMENDMENT OF SECTION 2.10.

         SECTION 2.10 of the Credit Agreement is amended by deleting the text thereof and substituting therefor the following:

                  "2.10    COMPUTATION OF INTEREST AND FEES.

         (a) Interest shall be calculated on the basis of a 360 day year for the actual number of days elapsed, except that with respect to Base Rate Loans the rate of interest on which is calculated at the Prime Rate, the interest rate shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Any change in the interest rate on a Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall, as soon as practicable, notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

         (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The
Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to SECTION 2.10(a)."

         4.       AMENDMENT OF SECTION 2.12.

         SECTION 2.12 of the Credit Agreement is amended by deleting the text thereof and substituting therefor the following:

                  "2.12    PRO RATA TREATMENT AND PAYMENTS.

         (a) Each payment by the Borrower on account of the Restructuring Fee and the Extension Fees shall be made to the Administrative Agent and shall be distributed by the Administrative Agent to the Lenders pro rata according to the respective outstanding principal balances of the Loans then held by the Lenders.

         (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans and payments received from the proceeds of sale of any Disposition Asset shall be made to the Administrative Agent and shall be distributed by the Administrative Agent to the Lenders pro rata according to the respective outstanding principal balances of the Loans then held by the Lenders.

         (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Payment Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day."

         5.       AMENDMENTS OF SECTIONS 7.2 THROUGH 7.9 AND SECTIONS
7.14 AND 7.15 OF THE CREDIT AGREEMENT.

         SECTIONS 7.2 through 7.9 and SECTIONS 7.14 and 7.15 of the Credit Agreement are amended by deleting the text thereof in their entirety and substituting therefor the following:

                  "7.2     LIMITATION ON INDEBTEDNESS.  Create, incur,
assume or suffer to exist (in each case, to "Incur") any Indebtedness, except:

         (a) Indebtedness of any Loan Party pursuant to any Loan Document or any Additional Loan Document;

         (b) Indebtedness of the Borrower to any Subsidiary and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Subsidiary existing as of September 10, 1997;

         (c)  Indebtedness  outstanding  on  September  10,  1997 and  listed on
         Schedule 7.2(e) hereof and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof);

         (d) Guarantees in existence as of April 1, 1998 and made in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of any Wholly Owned Subsidiary Guarantor;

         (e)      Intentionally deleted.

         (f) Unsecured Indebtedness fully subordinated to the Lenders' Loans on terms satisfactory to the Lenders and subject to an intercreditor agreement that (i) will confirm the subordination of such indebtedness on terms satisfactory to the Lenders, (ii) will prohibit the holder of such Indebtedness from declaring a default under such Indebtedness, accelerating such Indebtedness, receiving any payments on account of such Indebtedness or initiating any action to recover such Indebtedness, until all the obligations of the Borrower to the Lenders have been paid in full, including without limitation, fees, interest, principal and expenses and (iii) otherwise has terms no more favorable to such lender than the Picower Agreement and the Third Party Contribution.

         (g) Unsecured Indebtedness to vendors for the purchase of inventory incurred by the Borrower and any Subsidiary in the ordinary course of business on customary terms."

         "7.3     LIMITATION ON LIENS.  Create, incur, assume or suffer
to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, except for:

         (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

         (b) carriers', warehousemen's, mechanics', material-men's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings;

         (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

         (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

         (f)      Intentionally deleted.

         (g)      Intentionally deleted.

         (h)      Intentionally deleted.

         (i)      Intentionally deleted.

         (j) Liens created pursuant to the Security Documents.

         (k)      Intentionally deleted.

         (l) Liens in existence as of September 10, 1997 and listed in Schedule 7.3(f) to the Credit Agreement, securing Indebtedness permitted by
         SECTION 7.2(e) of the Credit Agreement as of September 10, 1997;

         (m) Liens securing the indemnification obligations of the Borrower to AMI under the AMI Indemnification Agreement, PROVIDED AMI shall have executed the AMI Intercreditor Agreement substantially in the form annexed to the Forbearance Agreement as Exhibit F;

         (n) Liens securing Indebtedness of the Borrower to International Business Machines Corporation ("IBM") PROVIDED (i) such Liens are purchase money security interests which secure and only secure the purchase price of the property sold by IBM to the Borrower or a Subsidiary for re-sale in the ordinary course of business of the Borrower or Subsidiary (and IBM takes all actions required by law to perfect such Liens as purchase money security interests), (ii) such Liens do not at any time encumber any Property other than the Property sold to the Borrower or a Subsidiary and the identifiable proceeds thereof, (iii) neither the Borrower nor any Subsidiary has paid or will make any payment in respect of the purchase price of the Property secured by such purchase money lien prior to the delivery thereof to the Borrower or Subsidiary, (iv) the total amount of Indebtedness secured by such Lien does not exceed $500,000 at any one time, (v) IBM shall have confirmed in a writing addressed to the Lenders (in form and substance satisfactory to the Administrative Agent) that the purchase money Lien shall not secure indebtedness owing to IBM in excess of $500,000 and shall be limited to specific IBM Property and the identifiable proceeds thereof and (vi) the Borrower shall have agreed and hereby does agree that all payments due to IBM shall all be made within the earlier of (1) 60 days of invoice date or (2) such shorter period as may be required by IBM, notice of which shorter period having been given to the Administrative Agent by IBM;

         "7.4 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its Property or business, or make any material change in its present method of conducting business, except:

                  (a)  any   Subsidiary   of  the  Borrower  may  be  merged  or
         consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation); and

                  (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly Owned Subsidiary Guarantor."

         "7.5 LIMITATION ON SALE OF ASSETS. Dispose of any of its Property or businesses (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

                  (a) the Disposition of obsolete or worn out Property in the ordinary course of business;

                  (b) the sale of inventory in the ordinary course of business;

                  (c)      Dispositions permitted by SECTION 7.4(b) hereof;

                  (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Wholly Owned Subsidiary
         Guarantor,

                  (e)      Intentionally deleted,

                  (f)      Intentionally deleted,

                  (g) the sale of the Disposition Assets, PROVIDED that:

                  (i)      no Termination Event has occurred,

                  (ii) the Administrative Agent and the Required Lenders and the Borrower shall have agreed, using their respective reasonable judgment, on the specific assets comprising the Disposition Asset being sold,

             (iii)each sale of a Disposition Asset is pursuant to an arms length transaction, including without limitation, the term of and interest rate on any Asset Note (hereinafter defined),

                  (iv) the purchase price for each sale of a Disposition Asset is paid at least half in cash at the closing of the sale and not more than half of the purchase price is paid pursuant to a purchase money note (the "Asset Note") from a credit worthy entity or secured by appropriate collateral, that is supported by appropriate financial information and/or evidence establishing adequate collateral coverage, as the case may be, which evidence is delivered to the Administrative Agent not less than ten (10) days prior to the closing of the sale of the applicable Disposition Asset,

                  (v) if the purchase price for the sale of a Disposition Asset is paid entirely in cash, regardless of when the Disposition Asset is sold (unless at the time of any sale of a Disposition Asset all of the Borrower Obligations have been paid in full), 50% of the Net Proceeds received by the Borrower (or other Loan Party which is the seller of the Disposition Asset) is paid to the Administrative Agent at the closing of the sale or thereafter when received; or

                  (vi) if the purchase price for the Disposition Asset is paid part in cash and part pursuant to an Asset Note, regardless of when the Disposition Asset is sold, (unless at the time of any sale of a Disposition Asset all of the Borrower Obligations have been paid in full)

                           (1) 50% of the Net Proceeds received in cash by the Borrower (or other Loan Party which is the Seller of the Disposition Assets) is paid to the Administrative Agent at the closing of the sale or thereafter when received, and

                           (2) the Asset Note is delivered and endorsed to the Administrative Agent to hold, for itself and the other Lenders, as secured parties, in accordance with the Guarantee and Collateral Agreement as additional collateral for the obligations of the Borrower and the Guarantors to the Lenders, together with a letter directing the maker thereof to remit all payments due and to become due thereunder directly to the Administrative Agent until written notice to the contrary is given by the Administrative Agent,

                           (3) all payments paid to the Administrative Agent under any Asset Note shall be retained by the Administrative Agent and the Lenders until the Lenders shall have received 50% of the purchase price of the Disposition Asset and interest thereon as provided in the Asset Note, after which, the Administrative Agent shall continue to hold the Asset Note but, provided no Termination Event has occurred, the Administrative Agent shall remit to the Borrower any subsequent payments received under the Asset Note.

            (vii) the proceeds of sale of the  Disposition  Assets  allocated to the Borrower shall be deposited in the Borrower's accounts at the offices of the Administrative Agent and shall be available to the Borrower for general working capital requirements of the Borrower and the Subsidiaries.

           (viii) all payments received by the Administrative Agent from the sale of the Disposition Assets shall be applied to such obligations of the Borrower to the Lenders as the Lenders deem appropriate in their sole discretion.

         "7.6 LIMITATION ON DIVIDENDS. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any Subsidiary or any warrants or options to purchase any such Capital Stock, including, without limitation, on the Cumulative Preferred Stock issued to the Third Party Contributor whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (collectively, "Restricted Payments"), except that any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary Guarantor."

         "7.7     LIMITATION ON CAPITAL EXPENDITURES.  Make or commit
to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries contemplated by the Approved Cash Flow Projections."

         "7.8 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting all or a material part of a business unit of, or make any other investment in, any Person, except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b)      investments in Cash Equivalents;

                  (c) Guarantee Obligations permitted by SECTION 7.2 of the Credit Agreement;

                  (d)      Intentionally deleted;

                  (e) investments by the Borrower or any of its Subsidiaries in the Borrower or any person that, prior to such investment, is a Wholly Owned Subsidiary Guarantor, as contemplated by the Approved Cash Flow Projections;

                  (f)      Intentionally deleted;

                  (g)      Intentionally deleted;

                  (h) so long as (i) no Termination Event has occurred and (ii) a Wholly Owned Subsidiary Guarantor remains a general partner of HealthPoint with at least a 50% economic interest therein before and after giving effect thereto, investment in or capital contribution to HealthPoint, pursuant to the HealthPoint Agreement.

                  (i)      Asset Notes."

         "7.9 LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS, AND ON REDEMPTIONS OF PREFERRED STOCK ETC. (a) Make or offer to make any payment, prepayment, repurchase or redemption of or otherwise defease or segregate funds with respect to any Subordinated Debt, if any or Cumulative Preferred Stock (other than scheduled interest payments required to be made in cash), or (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Subordinated Debt, if any (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon and (ii) does not involve the payment of a consent fee).

         (b)      Intentionally deleted.

         "7.14 LIMITATION ON RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) pay dividends or make any other distributions in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary."

         "7.15    LIMITATION ON LINES OF BUSINESS.  Enter into any
business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement."

         6.  AMENDMENTS OF SECTIONS 10.6(c), (d) AND (e)

                  SECTIONS 10.6(c), (d) and (e) of the Credit Agreement are amended by deleting the text thereof in their entirety and substituting therefor the following:

                  "(c) All Lenders and any Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time assign without the consent of the Borrower or any of the Agents to any bank or financial institution or to any other person or entity (whether or not a bank or financial institution) (an "ASSIGNEE") all or any part of its rights and obligations under this Agreement, in its Note, if any, in the Forbearance Agreement, in any other Additional Loan Documents or other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit [D], executed by such Assignee, and such Assignor, and delivered to the Administrative Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

         (d) The Administrative Agent shall maintain at its address referred to in SECTION 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and of the principal amount of the Loans owing to each Lender from time to time and any Notes evidencing such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loan and any Note evidencing such Loan recorded therein for all purposes of this Agreement. Any assignment of any Loan whether or not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee and the old Notes shall be returned by the Administrative Agent to the Borrower marked "cancelled". The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof or a Person under common management with such Lender, by the Borrower, the Administrative Agent, and the Issuing Lender) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (y) in connection with an assignment by Lehman Commercial Paper Inc. or (z) in the case of an Assignee which is already a Lender or is an affiliate of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note of the assigning Lender) a new Revolving Credit Note to the order of such Assignee in an amount equal to the then outstanding principal balance of the Revolving Credit Note assumed or acquired by it pursuant to such Assignment and Acceptance."

         B.       ADDITIONAL COVENANTS.

         1. The Credit Agreement is amended by adding the following additional covenants as SECTIONS 6.10 through 6.17:

                  "6.10    ADDITIONAL REPORTING REQUIREMENTS.  Deliver
to the Administrative Agent and each of the Lenders:

                  (a) Each week, an itemized aging and summary of accounts receivable (segregated by VAR receivables, direct sale receivables and maintenance and service contract receivables).

                  (b) Each week, an itemized report on accounts receivable collections.

                  (c)      Each week, an itemized aging of accounts payable.

                  (d) Each week, a rolling cash flow projection (substantially in the format of the Approved Cash Flow Projections) for the period remaining to the Maturity Date presented weekly for the remainder of the period to the Maturity Date, together with a written report on and written explanation for any variances between (1) actual results and the Approved Cash Flow Projections and (2) the Approved Cash Flow Projections and the revised cash flow projections.

                  (e) Each week, a certification of the cash position of the Borrower and its Subsidiaries, which may be included in the weekly cash flow report.

                  (f) Each month, a report of sales and renewals and cancellation of maintenance contracts.

                  (g)      Each  month,  a cash flow  report  for the  preceding
                           month showing the actual results for the preceding month, comparing the actual results to the Approved Cash Flow Projections and containing a report on and explanation of the variances, if any, between the actual results and the Approved Cash Flow Projections.

                  (h) Each month, internally prepared accrual basis income statement and balance sheet for the Borrower and its Subsidiary.

                  (i)      Each month, a sales forecast and a pipeline report.

                  (j) Each month, summary information with respect to the total number of sites for the Borrower's and its Subsidiaries' systems (including legacy systems).

                  6.11 DELIVERY DATES. (a) Deliver (i) all weekly reports required under SECTION 6.10 on Wednesday for the preceding week, (ii) all monthly reports required under SECTION 6.10 on the 10th day of the month for the preceding month, other than the monthly financial statements required under sub-SECTION (h) and the summary information required under sub-SECTION (i),
(iii) deliver the financial statements required under sub-SECTION (h) on or before the 20th day of the month and (iv) deliver the summary information required under sub-SECTION (i) as soon as it is available but in no event later than the 20th day of the month, and (b) deliver with all reports a certificate of an authorized officer of the Borrower certifying the accuracy of the historical information contained therein.

                  6.12 RETENTION OF INVESTMENT BANKER. Retain on or before April 30, 1998 and maintain and continue the retention of an investment banking firm of national and industry standing for the purpose of marketing the Borrower and the Subsidiaries or the assets of the Borrower and Subsidiaries (other than the Disposition Assets) for sale.

                  6.13 RETENTION OF CRISIS MANAGER. Maintain and continue the retention of AMI, or another firm reasonably acceptable to the Lenders, as crisis manager with supervisory authority over executive decision matters.

                  6.14 MAINTENANCE OF A SENIOR EXECUTIVE OFFICER. Either (a) maintain and continue the appointment of a representative of AMI (or another firm reasonably acceptable to Lenders) or (b) another individual, as a senior executive officer of the Borrower, reasonably acceptable to the Lenders, who, in accordance with resolutions of the Board of Directors, (i) reports directly to the Board of Directors and (ii) has final and ultimate executive authority to make corporate decisions and deliver written confirmation to the Lenders that such person has accepted such appointment.

                  6.15 INSPECTIONS AND ACCESS. At any time and from time to time, upon reasonable notice, at the Borrower's expense,

(a) permit the Administrative Agent to conduct, by itself or through its agents, examinations of the Borrower's and/or its Subsidiaries' books and records and
(b) continue to permit the Administrative Agent's professionals to have access to the Borrower and its Subsidiaries to perform such functions as the Administrative Agent shall reasonably request.

                  6.16 ADDITIONAL INFORMATION. Deliver to the Administrative Agent and the Lenders such additional information as they may reasonably request including, without limitation, (i) any report prepared by the Special Committee of the Board of Directors or special counsel to the Borrower regarding the Accounting Matters which is made available to the public and (ii) any factual report prepared by the Special Committee of the Board of Directors or special counsel, excluding or redacting any privileged matters or communications; PROVIDED HOWEVER, when determining whether the Administrative Agent and/or the Lenders are acting reasonably, reasonableness shall be broadly interpreted to recognize that the transactions involve a complex restructuring/forbearance arrangement with a financially distressed borrower.

                  6.17 BANK ACCOUNTS. Establish and cause all the Subsidiaries to establish within ten days of the execution of the Forbearance Agreement, and thereafter maintain and cause all of the Subsidiaries to maintain, all of Borrower's and the Subsidiaries' bank accounts with the Administrative Agent except for payroll accounts, medical insurance accounts and freight accounts, which shall not at any time have a balance in excess of $100,000 in aggregate plus the actual amounts necessary to pay payroll when due.

         2. The Credit Agreement is amended by adding the following additional covenants as SECTION 7.16 and 7.17:

                  7.16 CREATION OF SUBSIDIARIES. Create, form or (except as permitted by SECTION 7.8) invest in any corporation, partnership, joint venture, limited liability company or other entity except to the extent that the creation of a new subsidiary is reasonably necessary to effect a sale of any of the Disposition Assets and then, only if, at the time of the creation of any such subsidiary, the subsidiary shall become a guarantor and debtor under the Security Documents and Administrative Agent shall receive for the ratable benefit of the Lenders a perfected security interest in all of the ownership interests in such Subsidiary and in all of the assets of such subsidiary.

                  7.17 SOFTWARE SUPPORT REVENUES. Permit for each fiscal quarter indicated below (provided, that, quarters ending after September 30, 1998 shall only be applicable if the Maturity Date is extending past September 30, 1998), on a GAAP basis, the Borrower's total revenues related to (i) PCN Health Network software care and PCN Health Network direct software support and (ii) Mends software support, CTI Mends software support and DFT Mends software support, to be less than the amount designated below opposite such quarter:

                  Quarter Ending            Amount
                  --------------            ------
                  June 30, 1998              $2,141,000
                  September 30, 1998         $2,069,000
                  December 31, 1998          $1,996,000
                  March 31, 1999             $1,973,000"

SECTION VI.                FORBEARANCE

         The Administrative Agent and the Required Lenders hereby agree, from and after the date hereof to and including the earlier of the Maturity Date or the occurrence of a Termination Event, that the Required Lenders shall forbear from directing the Administrative Agent to

         (a) declare the Loans to be due and payable as a result of the occurrence of (i) the Specified Events of Default or (ii) any existing or future violations of the covenants contained in SECTION 7.1 of the Credit Agreement,

         (b) institute any judicial or non-judicial action or proceeding to enforce or obtain payment of the Loans or to enforce the Lenders' security interests as a result of (i) the Specified Events of Default or (ii) any existing or future violation of the covenants contained in SECTION 7.1 of the Credit Agreement.

SECTION VII.               TERMINATION EVENTS

         Each of the following shall constitute a "Termination Event" under this
Agreement:

                  (a) the Borrower shall fail to pay any principal of any Loan, any Extension Fee, or the Lenders' share of the Net Proceeds of sale of any Disposition Asset when due in accordance with the terms hereof and the Credit Agreement (time being of the essence with respect to any and all of such payments); or the Borrower shall fail to pay any interest on any Loan, expenses or any other amount payable hereunder, under the Credit Agreement, under any other Loan Document, or under any Additional Loan Document within five days after any such interest or other amount becomes due in accordance with the terms hereof (time being of the essence with respect to any and all of such payments).

                  (b) any representation or warranty made or deemed made by any Loan Party herein or in any Additional Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such Additional Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made.

                  (c) any Loan Party shall default in the observance or performance of the covenants contained in clause (i) or (ii) of SECTION 6.4(a) (with respect to the Borrower only), SECTIONS 6.7(a), 6.10,
         6.11. 6.12, 6.16, and SECTION 7 of the Credit Agreement or SECTION 5 of the Guarantee and Collateral Agreement.

                  (d) any Loan Party shall default in the observance or performance of any agreement contained in this Agreement, the Additional Loan Documents, the Credit Agreement or the Security Documents (other than as provided in subSECTIONS (a) through (c) of this SECTION) and such default shall continue unremedied for a period of 5 days after notice to the Borrower from the Administrative Agent.

                  (e) the occurrence of any event or circumstance which has a Revised Material Adverse Effect.

                  (f) the Picower Guarantee or the Picower Agreement shall cease, for any reason, to be in full force or effect or any party (other than the Lenders) shall so assert.

                  (g) the occurrence of any transaction or accounting matter occurring after the Forbearance Effective Date which is fraudulent or which is reported, accounted for or disclosed in a manner inconsistent with GAAP.

                  (h) commencement of any action or proceeding or the issuance of any restraining order, injunction or other pre-judgment remedy which is not dismissed within 10 days and which, in the judgment of the Lenders, would prevent or delay the sale of the Borrower, or the sale of any of the Disposition Assets, or delay Borrower from repaying the Loans.

                  (i) the termination of the HealthPoint Agreement for cause by Glaxo Wellcome, Inc. or Intelligent Medical
         Systems, Inc. or its successor.

                  (j) the resignation or termination of KPMG Peat Marwick as the auditors of the Borrower and its Subsidiaries, unless promptly replaced by other outside accountants satisfactory to the Administrative Agent and the Lenders.

                  (k) if at any time the book balances in the Borrower's cash accounts at the Administrative Agent (plus up to $100,000 in the aggregate in freight accounts, medical insurance accounts and payroll accounts whether or not such accounts are maintained at an office of the Administrative Agent) are less than $500,000 but more than zero, unless within three (3) days the after the occurrence of any such deficiency, the book balances are restored to an amount in excess of $500,000.

                  (l) if at any time the book balances in the Borrower's cash accounts at the Administrative Agent (plus up to $100,000 in the aggregate in freight accounts, medical insurance accounts and payroll accounts whether or not such accounts are maintained at an office of the Administrative Agent) are less or equal to zero.

                  (m) commencement of any action or proceeding against the Administrative Agent or the Lenders by the Borrower, any Subsidiary, the Third Party Contributor, Picower, any of their respective affiliates or any entity controlled by or under common control with any such parties.

                  (n) a degradation in the Borrower's and its Subsidiaries', taken as a whole, installed base of Health Network and Mends users which is material and adverse.

                  (o) the occurrence of an Event of Default specified in SECTIONS 8(e) through (l) of the Credit Agreement.

         SECTION VIII.              REMEDIES; CONSENT TO RELIEF FROM STAY AND
                                    OTHER  REMEDIES.

         A.       REMEDIES.

         Upon one (1) business day's written notice of the occurrence of a Termination Event of the kind described in SECTION 7(e) (which notice shall describe in reasonable detail the events and circumstances resulting in a Revised Material Adverse Effect) and immediately upon the occurrence of any other Termination Event, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall:

         (a)      terminate the forbearance agreements contained in
SECTION 6 hereof.

         (b) declare all amounts due under the Credit Agreement, this Agreement, under the other Loan Documents and under the Additional Loan Documents, under the Guarantee and Collateral Agreement, and under the Picower Guarantee to be due and payable forthwith, whereupon the same shall be immediately due and payable.

         (c) take any action which the Administrative Agent and the Required Lenders deem necessary or appropriate to collect the Loans and to enforce the rights and remedies under this Agreement, the Credit Agreement, the Guarantee and the Collateral Agreement, the Picower Guarantee, the other Loan Documents, the Additional Loan Documents and under applicable law.

         B.       CONSENT TO RELIEF FROM STAY AND OTHER REMEDIES

         (a) AS MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS AGREEMENT BY THE ADMINISTRATIVE AGENT AND THE REQUIRED LENDERS
AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND

SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, (WITHOUT SUCH MATERIAL CONSIDERATION THE ADMINISTRATIVE AGENT AND THE LENDERS WOULD NOT HAVE ENTERED INTO THIS AGREEMENT), THE BORROWER AND ITS SUBSIDIARIES HEREBY AGREE THAT IN THE EVENT THAT THE BORROWER AND/OR ITS SUBSIDIARIES SHALL (i) FILE WITH ANY BANKRUPTCY COURT OR BE THE SUBJECT OF ANY PETITION UNDER TITLE 11 OF THE U.S. CODE, AS IT MAY BE AMENDED FROM TIME TO TIME ("CODE"), (ii) BE THE SUBJECT OF ANY ORDER FOR RELIEF ISSUED UNDER SUCH TITLE 11 OF THE CODE, AS IT MAY BE AMENDED FROM TIME TO TIME, (iii) FILE OR BE THE SUBJECT OF ANY PETITION SEEKING ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY, OR OTHER RELIEF FOR DEBTORS, (iv) HAVE SOUGHT OR CONSENTED TO OR ACQUIESCED IN THE APPOINTMENT OF ANY TRUSTEE, RECEIVER, CONSERVATOR, OR LIQUIDATOR, (v) BE THE SUBJECT OF ANY ORDER, JUDGMENT, OR DECREE ENTERED BY ANY COURT OF COMPETENT JURISDICTION APPROVING A PETITION FILED AGAINST SUCH PARTY FOR ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY, OR RELIEF FOR DEBTORS, WHETHER VOLUNTARY OR INVOLUNTARY, THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL THEREUPON BE ENTITLED TO IMMEDIATE RELIEF FROM ANY AUTOMATIC STAY IMPOSED BY SECTION 362 OF TITLE 11 OF THE CODE, AS MAY BE AMENDED FROM TIME TO TIME, OR IMPOSED BY ANY SUCH OTHER PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY, OR RELIEF FOR DEBTORS, ON OR AGAINST THE EXERCISE OF THE RIGHTS AND REMEDIES OTHERWISE AVAILABLE TO ADMINISTRATIVE AGENT AND THE LENDERS AS PROVIDED IN THE CREDIT AGREEMENT, THIS AGREEMENT, THE SECURITY DOCUMENTS OR AS OTHERWISE PROVIDED BY LAW.

         (b) THE BORROWERS AND EACH OF THE SUBSIDIARIES FURTHER AGREE THAT UPON THE OCCURRENCE OF ANY TERMINATION EVENT AND WHETHER OR NOT ANY OF THE EVENTS SET FORTH ABOVE IN SECTION 8.2(A) HAVE OCCURRED, THE BORROWER AND SUBSIDIARIES SHALL TAKE, OR CAUSE TO BE TAKEN, ANY AND ALL ACTIONS NECESSARY: (I) TO PERMIT THE ADMINISTRATIVE AGENT AND THE LENDERS TO PROCEED WITH ANY AND ALL ENFORCEMENT ACTIONS UNDER THIS AGREEMENT, THE CREDIT AGREEMENT, SECURITY DOCUMENTS AND THE ADDITIONAL LOAN DOCUMENTS; AND (II) TO PERMIT THE ADMINISTRATIVE AGENT AND THE LENDERS TO INITIATE AND/OR PROCEED WITH ANY AND ALL FORECLOSURES ON (WHETHER JUDICIAL OR NON-JUDICIAL), AND REALIZATION OF, ANY AND ALL PROPERTY HELD AS SECURITY FOR THE LOANS.

SECTION IX.                RELEASES

         AS MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS AGREEMENT BY THE ADMINISTRATIVE AGENT AND THE REQUIRED LENDERS AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, (WITHOUT SUCH MATERIAL CONSIDERATION ADMINISTRATIVE AGENT WOULD NOT HAVE ENTERED INTO THIS AGREEMENT), BORROWER AND EACH SUBSIDIARY, AND ON BEHALF OF THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, EMPLOYEES, REPRESENTATIVES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE "RELEASORS") HEREBY FOREVER WAIVES, RELEASES, REMISES, ACQUITS AND DISCHARGES THE ADMINISTRATIVE AGENT AND EACH LENDER, AND ANY OF ADMINISTRATIVE AGENT'S OR LENDER'S RESPECTIVE PARENTS, AFFILIATES, DIRECTORS, OFFICERS, AGENTS, EMPLOYEES, REPRESENTATIVES, SHAREHOLDERS, SUBSIDIARIES AND AFFILIATE CORPORATIONS, CONSTITUENT PARTNERS, ATTORNEYS, ACCOUNTANTS, CONSULTANTS, ADVISORS, SUCCESSORS, HEIRS, ASSIGNS AND BENEFICIARIES, AND EACH OF THEM (COLLECTIVELY, THE "RELEASEES"), OF AND FROM ANY AND ALL CONTROVERSIES, PROMISES, DAMAGES, COSTS, LOSSES, EXPENSES, OBLIGATIONS, INDEBTEDNESS, DEBTS, SUMS OF MONEY, ACCOUNTS, COMPENSATIONS, CONTRACTS, LIABILITIES, BREACHES OF CONTRACTS, BREACHES OF DUTY OF ANY RELATIONSHIP, ACTS, OMISSIONS, MISFEASANCE, MALFEASANCE, RIGHTS, CAUSES OF ACTION, SUITS, JUDGMENTS, CLAIMS, COUNTERCLAIMS OR DEMANDS, OF EVERY TYPE, KIND, NATURE, DESCRIPTION OR CHARACTER, AND IRRESPECTIVE OF HOW, WHY, OR BY REASON OF WHAT FACTS, WHETHER NOW EXISTING OR THAT COULD, MIGHT, OR MAY BE CLAIMED TO EXIST, OF WHATEVER KIND OR NAME, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, FORESEEABLE OR UNFORESEEABLE, EACH AS THOUGH FULLY SET FORTH HEREIN AT LENGTH, IN LAW, ADMIRALTY OR EQUITY (ANY OF THE FOREGOING, A "CLAIM"), WHICH ANY OF THE RELEASORS PREVIOUSLY HAD FROM THE BEGINNING OF THE WORLD OR NOW HAVE AGAINST ANY OF THE RELEASEES THROUGH THE DATE HEREOF, RELATED TO OR CONNECTED WITH (A) THIS AGREEMENT, THE ADDITIONAL LOAN DOCUMENTS, THE CREDIT AGREEMENT, THE LOANS OR ANY OF THEM OR THE TRANSACTIONS CONTEMPLATED BY ANY OF THE FOREGOING, OR (B) ANY DISCUSSIONS OR ALLEGED ORAL AGREEMENTS AMONG THE RELEASEES AND THE RELEASORS, OR ANY OF THEM, RELATING TO THE LOANS OR ANY OTHER MATTER, WHICH DISCUSSIONS OR ORAL AGREEMENTS ARE NOT EMBODIED IN A WRITTEN AGREEMENT EXECUTED BY A PARTIES INTENDED TO BE BOUND BY SUCH AGREEMENT AND EXPRESSLY STATED TO BE AN AGREEMENT AMONG ALL OF SUCH PARTIES. THE BORROWER, THE SUBSIDIARIES, THE ADMINISTRATIVE AGENT AND THE REQUIRED LENDERS INTEND THAT THIS WAIVER, RELEASE AND DISCHARGE APPLIES TO ALL SUCH CLAIMS THAT ARE BASED ON FACTS OR CIRCUMSTANCES THAT EXISTED PRIOR TO, OR CAME INTO EXISTENCE CONCURRENTLY WITH, OR THAT COME

INTO EXISTENCE PRIOR, THE EXECUTION AND DELIVERY OF THIS AGREEMENT BUT WHICH DO NOT RIPEN INTO A RIGHT, CAUSE OF ACTION, CLAIM OR DEMAND UNTIL AFTER THE EXECUTION AND DELIVERY OF THIS AGREEMENT. BORROWER AND EACH OF THE SUBSIDIARIES HEREBY AGREES AND ACKNOWLEDGES THAT FACTS OR CIRCUMSTANCES NOW UNKNOWN TO THE BORROWER AND THE SUBSIDIARIES, AS THE CASE MAY BE, THAT EXISTED PRIOR TO, OR CAME INTO EXISTENCE CONCURRENTLY WITH, THE EXECUTION AND DELIVERY OF THIS
AGREEMENT MAY HAVE GIVEN RISE TO CLAIMS THAT ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND THE BORROWER AND EACH SUBSIDIARY FURTHER AGREES THAT THIS SECTION 9 HAS BEEN NEGOTIATED AND AGREED UPON IN LIGHT OF THAT ACKNOWLEDGMENT AND THAT THE BORROWER AND EACH SUBSIDIARY, AS THE CASE MAY BE, NEVERTHELESS HEREBY INTENDS IRREVOCABLY TO WAIVE, RELEASE, REMISE, ACQUIT AND DISCHARGE THE RELEASEES OF AND FROM ANY SUCH UNKNOWN CLAIMS AS AFORESAID, RELATED TO ANY OF THE TRANSACTIONS OR CIRCUMSTANCES DESCRIBED IN THIS SECTION.

SECTION X.        MISCELLANEOUS

         A.       AMENDMENTS AND WAIVERS.

         None of the terms as provisions of this Agreement may be waived, amended, supplemented or otherwise modified, except in accordance with SECTION
10.1 of the Credit Agreement.

         B. AGREEMENTS AND ACKNOWLEDGMENTS OF THE ADMINISTRATIVE AGENT AND REQUIRED LENDERS.

         The Administrative Agent and the Required Lenders:

         (a) agree, provided no Termination Event has occurred, and subject to the satisfaction of the conditions contained in SECTION 7.5(g) of the Credit Agreement, (i) to release, in the case of an asset sale of any of the Disposition Assets, the Lenders' Liens and security interests in the Disposition Assets which are being sold, (ii) to release, in the case of a stock sale of any Subsidiary owning only Disposition Assets, the Lenders' Liens and security interests in the stock of the Subsidiary which is being sold and to release the Subsidiary from the obligations under its guarantee of the Borrower Obligations, so long as, in each instance, the Administrative Agent has confirmed that the Subsidiary being sold owns no Property other than Disposition Assets.

         (b) agree that from and after the date hereof, no Commitment Fees shall be due to any Lender under SECTION 2.4 of the Credit Agreement.

         (c)(i) acknowledge that the Borrower has not delivered the financial statements required under SECTION 6.1(a) (for the fiscal year ending December 31, 1997) and under SECTION 6.1(b) (for the first quarter of the fiscal year ending December 31, 1998) of the Credit Agreement and (ii) agree that the Borrower's failure to deliver such financial statements does not and will not constitute a Termination Event, provided the Borrower delivers such financial statements to the Administrative Agent and the other Lenders no later than five
(5) days after such financial statements are available (in draft or final form) or are issued.

         (d) (i) acknowledge that certain of the reports required under SECTIONS 6.2(c) and (d) of the Credit Agreement may be included in the reports required under SECTION 6.10 of the Credit Agreement and (ii) agree that the Borrower shall not be obligated to provide duplicative reports to the Administrative Agent, provided however, in the event of any conflicts or inconsistencies between the requirements of SECTION 6.2 and SECTION 6.10, the requirements of
SECTION 6.10 shall control.

         (e) agree to execute the AMI Intercreditor Agreement substantially in the form annexed hereto as Exhibit F, if and when, pursuant to SECTION 7.3(m) of the Credit Agreement the Borrower and the Subsidiaries should grant a subordinate security interest to secure their obligations under the AMI Indemnification Agreement.

         C.       FURTHER ASSURANCES.

         At any time and from time to time, promptly after any request by the Administrative Agent, the Borrower and the Subsidiaries will make, execute and deliver, or cause to be made, executed and delivered, and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or refiled at such time and in such offices and places as the Administrative Agent shall deem necessary any and all such other and further financing statements, continuation statements, certificates, documents, instruments, documents to correct any technical or inadvertent errors or omissions in legal descriptions, and other items as the Administrative Agent, may deem necessary or desirable in order to effectuate, complete or perfect, or to continue and preserve the Liens and security interests granted or intended to be granted under this Agreement, the Credit Agreement, the Security Documents and the Additional
Loan Documents.

         D.       NOTICES.

         All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter, designated by the respective parties hereto:



         The Borrower:              Physician Computer Network, Inc.
                                    1200 The American Road
                                    Morris Plains, New Jersey 07950
                                    Attention: Paul Antinori
                                                      Vice President and
                                                      General Counsel
                                    Telecopy: (201) 490-3103
                                    Telephone: (201) 490-3100

         The Arranger
         and the
         Syndication
         Agent:                     Lehman Commercial Paper Inc.
                                    3 World Financial Center
                                    New York, New York 10285
                                    Attention: Michele Swanson
                                    Telecopy: (212) 528-0819
                                    Telephone: (212) 526-0330

         The
         Administrative
         Agent:                     Fleet Bank, N.A.
                                    777 Main Street - CTMOH19A
                                    Hartford, CT 06115
                                    Attention: Donald J. Sheehan
                                    Telecopy: (860) 986-2435
                                    Telephone: (860) 986-5642

PROVIDED that any notice, request or demand to or upon the either the Administrative Agent or the Lenders shall not be effective until received.

         E.       NO WAIVER; CUMULATIVE REMEDIES.

         No failure to exercise and no delay in exercising, on the part of either the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         F.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement.

         G.       PAYMENT OF EXPENSES.

         The Borrower agrees (a) to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, this Agreement and any amendment, supplement or modification to, this Agreement and the other Additional Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel and other advisors to the Administrative Agent, and to each of the Lenders (including the allocated fees and expenses of in-house counsel) (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold the Administrative Agent and each Lender harmless from, any and all recording and filing fees or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Additional Loan Documents and any such other documents, and (d) to pay, indemnify, and hold the Administrative Agent and each Lender and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Additional Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans and the Third Party Contribution or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to any indemnitee with respect to indemnified liabilities to the extent such indemnified liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnitee. The agreements in this SECTION 10.6 shall survive repayment of the Loans and all other amounts payable hereunder.

         H.       INTEGRATION.

         This Agreement and the other Additional Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the Additional Loan Documents.

         I.       GOVERNING LAW.

         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OR CONFLICTS OF LAW.

         J.       SUBMISSION TO JURISDICTION: WAIVERS.

         THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                  (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                  (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                  (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 10.2 OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

                  (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

                  (E) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION 10.9 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

         K.       WAIVERS OF JURY TRIAL.

         THE BORROWER, THE SUBSIDIARIES, THE ADMINISTRATIVE AGENT AND THE OTHER LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER ADDITIONAL DOCUMENT AND FOR ANY COUNTERCLAIM OR THIRD PARTY CLAIM THEREIN.

         L.       CREDIT AGREEMENT.

         Except as amended or modified by this Agreement, the Credit Agreement shall remain in full force and effect in accordance with its original terms, provided, however, in the event that there is any inconsistency between this Agreement and any of the Additional Loan Documents and the Credit Agreement, the provisions of this Agreement and the Additional Loan Documents shall control.

         M.       COUNTERPARTS.

         This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

         N.       ENFORCEABILITY; USURY.

         In  no  event  shall  any  provision  of  this  Agreement,  the  Credit
Agreement, the Notes, or any other instrument evidencing or securing the indebtedness of the Borrower hereunder ever obligate the Borrower to pay or allow any Lender to collect interest on the Notes or any other indebtedness of the Borrower hereunder at a rate greater than the maximum non-usurious rate permitted by applicable law (herein referred to as the "Highest Lawful Rate"), or obligate the Borrower to pay any taxes, assessments, charges, insurance premiums or other amounts to the extent that such payments, when added to the interest payable on the Notes, would be held to constitute the payment by the Borrower of interest at a rate greater than the Highest Lawful Rate; and this provision shall control over any provision to the contrary.

         Without limiting the generality of the foregoing, in the event the maturity of all or any part of the principal amount of the indebtedness of the Borrower hereunder shall be accelerated for any reason, then such principal amount so accelerated shall be credited with any interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. If, pursuant to the terms of this Agreement, the Credit Agreement or the Notes, any funds are applied to the payment of any part of the principal amount of the indebtedness of the Borrower hereunder prior to the maturity thereof, then (a) any interest which would otherwise thereafter accrue on the principal amount so paid by such application shall be canceled, and (b) the indebtedness of the Borrower hereunder remaining unpaid after such application shall be credited with the amount of all interest, if any, theretofore collected on the principal amount so paid by such application and remaining unearned at the date of said application; and if the funds so applied shall be sufficient to pay in full all the indebtedness of the Borrower hereunder, then the Lenders shall refund to the Borrower all interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. Regardless of any other provision in this Agreement, the Credit Agreement or in any of the written evidences of the indebtedness of the Borrower hereunder, the Borrower shall never be required to pay any unearned interest on such indebtedness or any portion thereof, and shall never be required to pay interest thereon at a rate in excess of the Highest Lawful Rate construed by courts having competent jurisdiction thereof.

         THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT
BLANK.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date and year first above written.


                                            PHYSICIAN COMPUTER NETWORK, INC.


                                            By:-----------------------------
                                               Name:------------------------
                                               Title:-----------------------

                                            VERSYSS INCORPORATED


                                            By:-----------------------------
                                               Name:------------------------
                                               Title:-----------------------

                                            SOLION CORPORATION


                                            By:-----------------------------
                                               Name:------------------------
                                               Title:-----------------------

                                            WISMER-MARTIN, INC.


                                            By:-----------------------------
                                               Name:------------------------
                                               Title:-----------------------


                                            INTEGRATED HEALTH SYSTEMS, INC.


                                            By:-----------------------------
                                               Name:------------------------
                                               Title:-----------------------


                                            PCN HP VENTURE CORP.

                                            By:-----------------------------
                                               Name:------------------------
                                               Title:-----------------------


                                            PCN SERVICES CORP.


                                            By:-----------------------------
                                               Name:------------------------
                                               Title:-----------------------


                                            V HOLDING CORP.


                                            By:-----------------------------
                                               Name:------------------------
                                               Title:-----------------------

                                            FLEET BANK, N.A., as Administrative
                                              Agent and as a Lender


                                            By:-----------------------------
                                               Name:------------------------
                                               Title:-----------------------


                                            LEHMAN COMMERCIAL PAPER, INC.,


                                            By:-----------------------------
                                               Name:------------------------
                                               Title:-----------------------


                                            BANK OF MONTREAL


                                            By:-----------------------------
                                               Name:------------------------
                                               Title:-----------------------


                                            SKANDINAVISKA ENSKILDA BANKEN AB

                                              (PUBLIC) NEW YORK BRANCH


                                            By:-----------------------------
                                               Name:------------------------
                                               Title:-----------------------


                                            By:-----------------------------
                                               Name:------------------------
                                               Title:-----------------------


                                            FIRST UNION NATIONAL BANK


                                            By:-----------------------------
                                               Name:------------------------
                                               Title:-----------------------


                                            IMPERIAL BANK, A CALIFORNIA BANKING
                                              CORPORATION


                                            By:-----------------------------
                                               Name:------------------------
                                               Title:-----------------------


                                            SOCIETE GENERALE


                                            By:-----------------------------
                                               Name:------------------------
                                               Title:-----------------------


                                            SUMMIT BANK


                                            By:-----------------------------
                                               Name:------------------------
                                               Title:-----------------------